EXHIBIT 10(C)

                              EMPLOYMENT AGREEMENT
                                    BETWEEN
                            NUTRAMAX PRODUCTS, INC.
                                                  EMPLOYER
                                      AND
                                                  EMPLOYEE

                                          DATED: January 1, 1994


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                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, dated and effective as if this first day of January, 1994, by and between Nutramax Products, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter 'Employer'), and Gary A. LeDuc (hereinafter 'Employee'), an individual residing at 69 Old Na????? Farm Road, Gloucester, PA, 01900.

     WHEREAS, Employee desires to retain Employee as Vice President, Materials Management for Employer; and

     WHEREAS, Employee desires to accept such engagement, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, agree as follows:

     1. Terms and Duties

       (a) Employer hereby employs Employee as Vice President, Materials Management of Employer, and to render such services as are appurtenant thereto, for an initial term beginning on the 1st day of January, 1994 (the 'Commencement Date') and ending on the 31st day of December, 1996, and thereafter until either party shall have given to the other written notice of its intent to terminate not less than thirty (30) days prior to the termination date set forth in the notice. Employee shall perform such executive duties of a responsible nature as shall be in all material respects in conformance with the directions and policies established and promulgated by Employer and consistent with his position.

       (b) In addition to its right to terminate this Employment Agreement for cause under the provisions of subparagraph 5(c) hereinafter, Employer shall have the further right, at any time without notice:

          (i) To terminate Employee's position as Vice President, Materials Management of Employer (but not terminate this Employment Agreement) if in the sole determination of Employer's Board of Directors, Employee's continuation in either such position may be contrary to the best interests of Employer; or

          (ii) To terminate this Employment Agreement at any time without cause and without notice, upon payment to Employee of a sum equal to the compensation then due him for the balance of the initial term hereof, at the annual rate of compensation to which Employee is entitled to hereunder as of the date of such termination.

       (c) Employee shall report to the President of Employer and shall devote his best efforts and full business time to the performance of his duties and to advance Employer's interests.

       (d) Employee shall not, without the prior written consent of Employer, during the term of this Agreement, be engaged in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage; but this shall not be construed as preventing Employee from investing his assets in such form or manner as will not require the performance of services by Employee in the operation of the affairs of the enterprises or companies in which said investments are made. Employee may participate in appropriate community activities not inconsistent with his duties and position as an Executive of Employer. In all cases, Employee's activities in this regard shall comply with policies of general application as to participation on Boards of Directors of non-profit and for-profit corporations, as such policies are established by Employer from time to time.

     2. Compensation.

       (a) As compensation for Employee's services hereunder, Employer shall pay to Employee a salary (the 'Base Compensation'), which shall initially be at the rate of Ninety thousand ($90,000) dollars per year, from the commencement of the term hereof until the next following December 31. During each subsequent year ending December 31, Employee's salary shall be at the annual rate set

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forth in the annual Business Plan of Employer for such year. All salary provided for hereunder shall be payable in biweekly or such other installments as shall be consistent with Employer's payroll procedures. Employer shall deduct and withhold all necessary social security and withholding taxes and any other similar sums required by law or authorized by Employee.

       (b) Employee shall be entitled to receive such fringe benefits as are set forth in the applicable policy manual of Employer; provided, however, that Employer may at any time and from time to time add to, reduce, eliminate or otherwise modify those fringe benefits as long as Employee is provided with those fringe benefits which are applicable to all similarly situated senior electives of Employer. In addition, Employee shall participate in an Executive incentive Compensation Plan, as the same is described on Exhibit 2(b) attached hereto and made part hereof (the 'Incentive Plan'), at the 'C' level; provided, however, the Board may at any time and from time to time modify or replace the Incentive Plan, and in the event that the said Incentive Plan shall be succeeded by another such plan, Employee shall participate therein at a similar level as shall be set forth in such successor plan. The annual objectives of Employee in connection with his participation in the Incentive Plan shall be mutually agreed upon each year by Employee an the President of Employer.

       (c) anything contained herein to the contrary notwithstanding, no further Base Compensation, bonus or incentive compensation (as described in subparagraph 2(b) hereof) shall be payable hereunder, including salary and fringe benefits, upon and in the event of the termination of this Employment Agreement prior to the expiration of its term by Employee for any reason, or by Employer for any of the reasons set forth in subparagraph 5.

       (d) Notwithstanding anything to the contrary contained herein, the provisions of this paragraph 2 supersede in all respects the provision of paragraphs 2 and 6 of that certain Employment Agreement between Employer and Employer and Employee dated July 25, 1990, as amended except to the extent that paragraph 6 of said prior agreement refers to payments, distribution and acts occurring on or after January 1, 1994 (the 'Surviving Provisions') in which case the Surviving Provision in said agreement shall remain in force and effect.

     3. Expenses.

     Employee is authorized to incur reasonable expenses for conducting and promoting the business of Employer, including expenses for travel and similar items, subject to time. Employer will reimburse Employee for such expenses, on a monthly or other regular basis, upon the presentation by Employee of an itemized account of such expenditures, consistent with procedures established by Employer, together with such receipts or other evidence as shall be required for tax or accounting purposes.

     4. Disclosure of Information/Restrictive Covenant.

       (a) Employee recognizes and acknowledges that (i) all plans, system, methods, designs, procedures, books and records known to Employee, relating to the operations, personnel and practices of Employer, and of any subsidiary or affiliate of Employer (whether instituted or commenced prior or subsequent to the date hereof and whether or not initially instituted or commenced by Employer, or by any now or then present or former subsidiary or affiliate thereof), (ii) all other records, documents and information concerning Employer's or such subsidiary's or affiliate's business activities, practices and procedures, and any name or style under which Employer or any such subsidiary or affiliate shall be operated during the term hereof, or shall have been operated prior hereto, and (iii) any logo or other descriptive or illustrative form thereof, utilized by Employer, or such subsidiary or affiliate, as they may exist from time to time, constitute and will constitute valuable, special and unique assets of Employer's and any such subsidiary's or affiliate's business and that Employee may have access to confidential information and/or trade secrets related to Employer's business. Except as required in the course of his employment hereunder, Employee therefore covenants and agrees that he will not ever, at any time without the prior consent of Employer, as the case may be, directly or indirectly disclose to any third party or use for his own benefit any part of such confidential information, to the extent such information has theretofore remained confidential (except for unauthorized disclosures by Employee) and except as otherwise ordered by a court of competent jurisdiction, or use or permit to be used any

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such name, style, logo or form, to or by any person, firm, corporation, association, or other entity for any reason or purpose whatsoever.

       (b) Presently Employer's business is national in scope, and the parties hereto understand and agree that it is the intention of both to maintain Employer's business activities, operations, markets and marketing activities and of corporations and entities controlled by or related to or affiliated with Employer, throughout the United States, and further that Employer's business will continue in the future to be national in scope. Therefore, the parties expressly agree that during the term of this Employment Agreement and any renewal or extension thereof, and in addition, for a period of two (2) years following the termination of this Agreement (or any renewal or extension period), Employee will not, throughout the United States, (i) own directly or indirectly, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control or, any business which shall deal with or provide services, or engage in activities, at any time hereafter engaged in by Employer, or by any subsidiary or affiliate of Employer, or by any subsidiary or affiliate of Employer, nor (ii) following the termination of this Agreement (or any renewal or extension period), solicit or attempt to solicit customers of Employers or any subsidiary or affiliate of Employer, or other persons or entities with or through whom Employer and/or any subsidiary or affiliate or either has done business, for the purpose of providing such services or engaging in such activities or in any other way interfere with or detract from the business and opportunities of Employer or any subsidiary or affiliate of Employer, including by way of example and without limiting the generality of the foregoing, by inducing an employee to leave Employer's employ or that of any subsidiary or affiliate of Employer, or by inducing a consultant or other independent contractor to sever that person's relationship with Employer or with any subsidiary or affiliate of Employer.

       (c) Employee acknowledges that the restrictions contained in this paragraph are reasonable and necessary in view of the nature of Employer's businesses, in order to protect the legitimate interests of Employer, and that any violation thereof would result in irreparable injury to Employer. Therefore, Employee agrees that, in the event of a breach or threatened breach by Employee of the provision of subparagraphs 4(a) or 4(b), Employer shall be entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief restraining Employee from any violation of the foregoing.

       (d) Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies available to Employer for such breach or threatened breach, including recovery of damages from Employee, and an equitable accounting of all earnings, profits and other benefits arising from such violation.

       (e) Employee and Employee acknowledge their intention that Employer shall have the broadest possible protection of the value to Employer's business in the trade area set forth above consistent with public policy, and it will not violate the intent of parties if any court should determine that, consistent with established precedent of the forum state, the public policy of such state requires a more limited restriction in geographical area or duration of Employee's covenant not to compete, contained in an appropriate decree.

     5. Termination.

     This Agreement may be terminated by Employer under any of the following circumstances:

       (a) Upon the death of Employee; or

       (b) Upon the inability of Employee to perform all of his duties hereunder by reason of illness, physical, mental or emotional disability or other incapacity, which inability shall continue for more than three (3) months or six
(6) months in the aggregate during any period of twelve (12) consecutive months; or

       (c) For cause, defined as the failure of Employee (other than for the reasons described in subparagraph 5(b) above) to perform or to observe and comply with any of the material terms or provisions of this Employment Agreement; Employer's good faith determination that Employee is not

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adequately performing his duties hereunder; misconduct or action on the part of
Employee that is damaging or detrimental to Employer; conviction of a crime involving a felony; fraud, embezzlement or the like; habitual insobriety; habitual use of a controlled substance; or misappropriation of Employer's funds.

     6. Insurance.

     Employer shall have the right to purchase such policies of insurance on the life of Employee as may be determined by Employer in its sole discretion, and as may be available, at the sole cost and expense of Employer, and naming Employer as owner and beneficiary, and Employee shall cooperate in the placement thereof.

     7. Notice.

       (a) Each notice, demand, request, consent, report, approval or communication ('Notice') which is or may be required to be given by any party to any other party in connection with this Agreement and the transactions contemplated hereby, shall be in writing, and given by telecopy, personal delivery, receipted delivery device, or by certified mail, return receipt requested, prepaid and properly addressed to the party to be served as shown in subparagraph 7(b) below.

       (b) Notices shall be effective on the date sent via telecopy, the date delivered personally or by receipted delivery service, or three (3) days after the date mailed:

               If to Employer:     NutraMax Products, Inc.
                                   One MEDIQ Plaza
                                   Pennsauken, NJ 08110
                                   Attn: Donald E. Lepone

               If to Employee:     At his residence address most
                                   recently filed with Employer.

               In each case, with  Alan S.Einhorn, Esq.
               copies to:          Corporate Counsel
                                   MEDIQ Incorporated
                                   One MEDIQ Plaza
                                   Pennsauken, NJ 08110

       (c) Each party may designate by Notice to the others in writing, given in the foregoing manner, a new address to which any Notice may thereafter be so given, served or sent.

     8. Waiver of Breach.

     The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

     9. Assignment.

     The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer, but the rights and obligations of Employee are personal and may not be assigned or delegated without Employer's prior written consent.

     10. Entire Agreement.

     This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. It may not be changed orally, but only by an agreement in writing executed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     11. Law Applicable.

     This Agreement and all covenants contained herein, shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the Commonwealth of Massachusetts in which it has a situs. Each of the covenants contained in paragraph 4 of this Agreement shall be construed as a separate covenant in each of the separate cities and counties of the United States in which Employer presently is engaged in business. To the extent that any such covenant shall be unenforceable in any one or more of such cities or counties, such declaration shall not affect this covenant with respect to any other city or county, as each of said covenants shall be construed to be severable and independent. In the event any provision of this Agreement shall be held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof.

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     12. Paragraph Headings.

     The paragraph headings contained in this Agreement are for convenience only and in no manner shall be construed as part of this Agreement.

     13. Counterparts.

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            Employer:
                                            NutraMax Products, Inc.

                                            By: _/s/___________________________
                                                Donald E. Lepone, President

                                            Employee:
                                            _/s/__________________________(SEAL)
                                            Gary A. LeDuc

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